As filed with the Securities and Exchange Commission on January 29, 2021
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	3841	06-1681204
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(877) 848-8430
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Mandarello
Associate General Counsel and Corporate Secretary
Venus Concept Inc.
235 Yorkland Blvd., Suite 900
Toronto, Ontario M2J 4Y8
(877) 848-8430
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Danielle Carbone, Esq.
Reed Smith LLP
599 Lexington Avenue
New York, New York 10022
Telephone: (212) 549-0229

Approximate date of commencement of proposed sale to public:
From time to time after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	8,213,881	$2.05	$16,838,456.05	$1,837.08

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.0001 per share, of the registrant as may be issued or issuable as a result of stock splits, stock dividends, stock distributions, and similar transactions.

(2)
Represents (i) 8,213,881 shares of the registrant’s common stock issuable upon conversion of $26,695,111 aggregate principal amount of the Company’s outstanding 8% secured subordinated convertible notes at an initial conversion rate of 307.6923077 per $1,000 principal amount of notes, to be offered and sold, in each case, by the selling stockholders identified in this registration statement.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for a share of the registrant’s common stock as reported on the Nasdaq Global Market on January 27, 2021, which date is a date within five business days of the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 29, 2021

PROSPECTUS

8,213,881  Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under “Selling Stockholders,” of up to 8,213,881 shares of our common stock, par value $0.0001 per share, or Common Stock, issuable upon conversion of our outstanding 8% secured subordinated convertible notes, or the Notes, issued and sold by us.  We are not selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock issuable to the selling stockholders upon the conversion of the Notes.

The selling stockholders may sell the shares of our Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the heading “Plan of Distribution.” The shares of Common Stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “VERO.” On January 28, 2021, the closing price of our Common Stock was $1.91 per share.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus and any similar sections contained in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2021.

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders identified in this prospectus under the heading “Selling Stockholders,” from time to time, of up to an aggregate of 8,213,881 shares of Common Stock issuable upon conversion of the Notes. We are not selling any shares of our Common Stock under this prospectus and we will not receive any proceeds from the sale of shares of Common Stock offered hereby by the selling stockholders.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC. It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information about us and the securities being offered by the selling stockholders. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should read this prospectus, any documents that we incorporate by reference in this prospectus and the information under “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations or prospects may have changed since those dates.

This prospectus incorporates by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, you should not place undue reliance on this information.

When we refer to “Venus Concept,” the “Company,” “we,” “our” and “us” or other similar terms in this prospectus, we mean Venus Concept Inc. and its consolidated subsidiaries (taken as a whole), unless we state otherwise or the context indicates otherwise. When we refer to “you,” we mean the potential purchasers of the securities offered hereby.

Venus Viva®, Venus Legacy®, Venus Concept®, Venus Versa®, Venus Fiore®, Venus Skin®, NanoFractional RF®, Delivering the Promise®, Venus Freeze®, (MP)2®, Neograft®, Venus Concept (logo)®, Venus Glow™, Venus Glow (logo)™, Venus Heal™, RP3™, 2TWO5™, NanoFractional with Smart Scan Technology (logo)™, Venus Heal™ and Venus Heal (logo)™ and Venus Bliss ™ are trademarks of Venus Concept Ltd. and Restoration Robotics®, ARTAS®, and Restoration Robotics’ (logo)™ are trademarks of the Company in the United States. Other third-party logos and product/trade names are registered trademarks or trade names of their respective companies.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in the Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this prospectus, before deciding to buy shares of our Common Stock.

Business Overview

We are an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 21 direct markets. We focus our product sales strategy on a subscription-based business model in North America and in our well-established direct global markets. Our product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Freeze Plus, Venus Heal, Venus Glow, Venus Bliss, Venus Epileve and Venus Viva MD. Our hair restoration systems include NeoGraft®, an automated hair restoration system that facilitates the harvesting of follicles during a FUE process, and the ARTAS® and ARTAS iX® Robotic Hair Restoration systems, which harvest follicular units directly from the scalp and create recipient implant sites using proprietary algorithms. We are backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, and Aperture Venture Partners.

Madryn Debt Restructuring

On December 8, 2020, we amended our existing revolving credit facility with City National Bank of Florida, or CNB, and refinanced our long-term debt obligations, or collectively the Debt Restructuring. Specifically, we secured a new loan with CNB in the aggregate amount of $50.0 million as part of the Main Street Priority Loan Facility established by the Board of Governors of the Federal Reserve System Section 13(3) of the Federal Reserve Act. The loan has a term of five years and bears interest at an annual rate of LIBOR plus 3%. A portion of the proceeds were used to pay down $3.2 million of our revolving line of credit with CNB. We also entered into agreements with Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP, or collectively, Madryn, whereby we repaid $42.5 million of aggregate principal amount owed under the existing credit agreement with Madryn, or the Credit Agreement, and issued 8% secured subordinated convertible notes, or the Notes, to Madryn for an aggregate principal amount of $26.7 million to exchange and retire the remaining debt obligations owed to Madryn that would have matured in 2022. The Notes have a 5-year term and the interest rate on the convertible notes decreases to 6% on the third anniversary of the issuance. The Notes are convertible at any time into shares of our Common Stock at an initial conversion price of $3.25 per share, subject to adjustment.

For more information regarding the Debt Restructuring, see the Company’s Current Report on Form 8-K filed with the SEC on December 10, 2020, as amended on December 15, 2020 and incorporated herein by reference.

Risk Factors

Our operations and financial results are subject to various risk and uncertainties. Before deciding to invest in our securities, you should carefully consider the factors described below under “Risk Factors” beginning on page 5 of this prospectus and the other information included elsewhere in this prospectus and the risk factors described under “Part I, Item 1A. Risk Factors” in our latest Form 10-K and Form 10-Q, which are incorporated herein by reference, any of which could adversely affect our business, results of operations, financial condition and prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Our Corporate Information

We were founded on November 22, 2002 as a Delaware corporation under the name Restoration Robotics, Inc. We changed our corporate name to Venus Concept Inc. on November 7, 2019. Our principal executive offices are located at 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8 and our telephone number is (877) 848-8430. Our website address is https://www.venusconcept.com/en-us/. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

The Offering

Shares of Common Stock offered by the selling stockholders:	8,213,881 shares of Common Stock issuable upon conversion of the Notes.

Terms of this offering:
The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time on the Nasdaq Global Market or any other stock exchange, market or trading facility on which our Common Stock is traded or in private transactions. The shares offered by this prospectus may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Use of proceeds:
All proceeds from the sale of shares of Common Stock offered hereby will be for the account of the selling stockholders. We will not receive any proceeds from the sale of Common Stock offered pursuant to this prospectus. See “Use of Proceeds”.

Nasdaq Global Market symbol:	“VERO”.

Trading:
Our shares of Common Stock currently trade on the Nasdaq Global Market. There is no established trading market for the Notes, and we do not intend to list the Notes on any securities exchange or other trading system.

Risk factors:
Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See the information under “Risk Factors” beginning on page 5 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

We have agreed to register the offer and sale of the Common Stock to satisfy registration rights we have granted to the selling stockholders, as described herein.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents incorporated by reference in this prospectus before you decide to purchase shares of our Common Stock. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I — Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, prospects, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our Common Stock. As a result, you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference into this prospectus, contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about:

•	the expected synergies and cost savings from our merger with Venus Concept Ltd.;

•	the anticipated savings from our restructuring program;

•	our financial performance;

•	the continued growth in demand for our systems and other products;

•	the success of the commercial launch of Venus Bliss;

•	our commercialization, marketing, distribution and manufacturing capabilities, plans and prospects;

•	the timing or likelihood of regulatory filings and approvals for our systems and other products;

•	the scope and timing of our investment in our commercial infrastructure and sale-force;

•	our expectations regarding the potential market size and the size of the patient populations for our systems and procedures;

•	the implementation of our business model and strategic plans for our business and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our systems;

•	our ability to implement additional infrastructure and internal systems;

•	the research and development activities we intend to undertake in order to expand the approved indications of use for our existing products and new products;

•	the outcome of legal proceedings and investigations related to our business;

•	estimates of our expenses, future revenue and capital requirements;

•	our ability to raise additional capital;

•	developments and projections relating to our competitors and our industry, including competing technologies; and

•	general economic conditions, including the global economic impact of the COVID-19 pandemic.

These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described herein under “Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K and “Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q and other documents we may file with the SEC. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this prospectus and the date of any document incorporated by reference. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

USE OF PROCEEDS

All of the shares of our Common Stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our Common Stock covered by this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares.

SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 8,213,881  shares of our Common Stock issuable upon conversion of the Notes that may be sold or otherwise disposed of by the selling stockholders.

The following table sets forth certain information with respect to each selling stockholder, including (i) the shares of our Common Stock beneficially owned by such selling stockholder prior to this offering, (ii) the number of shares being offered by such selling stockholder pursuant to this prospectus, and (iii) such selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by the selling stockholders) are sold to third parties.

The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, shares of Common Stock subject to Warrants and Notes held by that selling stockholder that are exercisable as of, or exercisable within 60 days after January 29, 2021, are deemed outstanding. The percentage of beneficial ownership after this offering is based on 53,551,126 shares of Common Stock outstanding as of December 31, 2020. Except where otherwise indicated below, Venus Concept believes, based on information furnished to it by such owners and provided in reports filed with the SEC, that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.

The registration of these shares of Common Stock, the shares of Common Stock issuable upon conversion of the Notes does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of Common Stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

Except as otherwise disclosed below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement (of which this prospectus forms a part) or a supplement to this prospectus, to the extent required by law.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Beneficially Owned Before Offering			Beneficially Owned After Offering(1)
Name of Beneficial Owner	Number	Percentage	Shares of Common Stock offered	Number	Percentage
Madryn Health Partners (Cayman Master), LP(2)	6,346,879	11.9%	5,174,745	1,172,134	2.2%
Madryn Health Partners, LP(3)	3,727,532	7.0%	3,039,136	688,396	1.3%

(1)
Assumes that all shares being registered in this prospectus are resold to third parties and that with respect to a particular selling stockholder, such selling stockholder sells all shares of Common Stock included in this prospectus held by such selling stockholder.

(2)
Includes (i) 1,058,777 shares of outstanding Common Stock held by Madryn Health Partners (Cayman Master), LP, (ii) 113,357 shares of Common Stock issuable upon the exercise of warrants which are immediately exercisable held by Madryn Health Partners (Cayman Master), LP, and (iii) 5,174,745 shares of Common Stock issuable upon the Notes held by Madryn Health Partners (Cayman Master), LP. Madryn Asset Management, LP (“Madryn Asset Management”) is the investment advisor to each of Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP (collectively, the “Madryn Funds”). Madryn Health Advisors, LP (“Madryn Health Advisors”) is the general partner of each of the Madryn Funds. Each of Madryn Asset Management and Madryn Health Advisors may be deemed to beneficially own and exercise sole dispositive power over the shares of Common Stock held by Madryn Funds, the shares of Common Stock issuable upon the exercise of warrants and the shares issuable upon conversion of the Notes held by the Madryn Funds. The principal address of Madryn Funds, Madryn Asset Management, Madryn Health Advisors and each of the members is 140 E. 45th Street, 15th Floor, New York, NY 10017.

(3)
Includes (i) 621,821 shares of outstanding Common Stock held by Madryn Health Partners, LP, (ii) 66,575  shares of Common Stock issuable upon the exercise of warrants which are immediately exercisable held by Madryn Health Partners, LP and (iii) 3,039,136 shares of Common Stock issuable upon exercise of Notes held by Madryn Health Partners, LP.  Madryn Asset Management is the investment advisor to each of Madryn Funds. Madryn Health Advisors is the general partner of each of the Madryn Funds. Each of Madryn Asset Management and Madryn Health Advisors may be deemed to beneficially own and exercise sole dispositive power over the shares of Common Stock held by Madryn Funds and the shares of Common Stock issuable upon the exercise of warrants held by the Madryn Funds. The principal address of Madryn Funds, Madryn Asset Management, Madryn Health Advisors and each of the members is 140 E. 45th Street, 15th Floor, New York, NY 10017.

Selling Stockholder Relationships with the Company

On October 11, 2016, Venus Concept Ltd., a predecessor of the Company, entered into the Credit Agreement as a guarantor with Health Partners, LP, as administrative agent, and Madryn Funds as lenders, pursuant to which Madryn Funds agreed to make certain loans to certain of Venus Concept Ltd.’s subsidiaries. On November 7, 2019, in connection with the merger between Restoration Robotics, Inc. and Venus Concept Ltd., or the Merger, the Company joined the Credit Agreement as a guarantor.

Prior to the Merger, Madryn Funds acquired beneficial ownership in a series of financing transactions of certain equity and equity-linked securities of Venus Concept Ltd. which, upon consummation of the Merger, automatically converted into equity securities of the Company. All of the Common Stock held directly by Madryn Funds were acquired from the Company, or its predecessor Venus Concept Ltd., by or on behalf of Madryn Funds using the investment capital of Madryn Funds. The aggregate purchase price of the Common Stock held directly by Madryn Funds was approximately $15.4 million (excluding brokerage commissions and transaction costs).

In connection with the Credit Agreement, Venus Concept Ltd. issued three types of 10-year warrants, or the Warrants. Immediately prior to the consummation of the Merger, Madryn Funds held Warrants to purchase 150,000 ordinary shares of Venus Concept Ltd. at a price of $5.0604 per share, 150,000 Series B Preferred Shares of Venus Concept Ltd. at a price of $5.0604 per share, and 12,000 Series C Preferred Shares of Venus Concept Ltd. at a price of $5.0604 per share. At the effective time of the Merger, each outstanding Warrants, whether or not vested, to purchase ordinary shares or preferred shares, as applicable, of Venus Concept Ltd., that was unexercised immediately prior to the effective time of the Merger was converted into a warrant to purchase shares of Common Stock at an exchange ratio of one ordinary share of preferred share of Venus Concept Ltd. to 8.6506 shares of Common Stock. As of the date hereof, the Warrants are exercisable into 179,932 shares of Common Stock at an exercise price of $8.775 per share, at any time on or prior to its expiration on December 1, 2026.

On December 9, 2020, Madryn Funds acquired the Notes pursuant to a Securities Exchange and Registration Rights Agreement dated as of December 8, 2020, or the Exchange Agreement, pursuant to which the Company repaid $42,500,000 aggregate principal amount owed under the Credit Agreement and issued the Notes to Madryn Funds. The initial conversion rate is 307.6923077 shares of Common Stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $3.25 per share of common stock. The conversion rate will be subject to customary adjustments upon the occurrence of certain events.

This prospectus is being filed pursuant to the registration rights granted pursuant to the Exchange Agreement.

PLAN OF DISTRIBUTION

Each selling stockholder of the shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on the NASDAQ Global Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.

In connection with the sale of the shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company and the Guarantors have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders may be deemed to be statutory underwriters under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.

The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M.

We agreed to keep this prospectus effective with respect to shares of Common Stock offered by a selling stockholder hereunder until the earlier of such selling stockholder’s sale of such shares pursuant to this prospectus or until such shares may be sold without restrictions or other limitations pursuant to Rule 144 (or any successor provision) under the Securities Act (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1).

We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that the selling stockholders will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

We are not aware of any plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of shares of Common Stock by the selling stockholders.

We will pay all expenses incident to the filing of this registration statement, estimated to be approximately $57,000. These expenses include accounting and legal fees in connection with the preparation of the registration statement of which this prospectus forms a part, legal and other fees in connection with the qualification of the sale of the shares under the laws of certain states (if any), registration and filing fees and other expenses.

We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders.

Listing

Our Common Stock is listed on the Nasdaq Global Market under the symbol “VERO.”

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby is being passed upon for us by Reed Smith LLP.

EXPERTS

The financial statements of Venus Concept Ltd. as at and for the period ended December 31, 2018 incorporated by reference from our Annual Report on Form 10-K filed with the SEC on March 30, 2020 have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Venus Concept Inc. as at and for the year ended December 31, 2019 incorporated in this prospectus by reference from our Annual Report on Form 10-K filed with the SEC on March 30, 2020, have been audited by MNP LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC.  Unless otherwise noted, the SEC file number for each of the documents listed below is 001-38238:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 30, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed on May 14, 2020, August 13, 2020 and November 16, 2020, respectively;

•
Our Current Reports on Form 8-K filed on January 30, 2020, January 31, 2020, February  14, 2020, March 10, 2020, March  18, 2020, March 18, 2020, March 24, 2020, April 17, 2020, April 30, 2020, May 7, 2020, May 18, 2020, June 15, 2020, June 16, 2020, June 18, 2020, July 2, 2020, July 10, 2020, August 7, 2020, October 1, 2020, December 10, 2020 (as amended on December 15, 2020) and December 23, 2020;

•
The description of our common stock, which is registered under Section 12 of the Exchange Act, filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 14, 2020; and

•	Our Definitive Proxy Statement on Schedule 14A, filed on April 28, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Venus Concept Inc.
235 Yorkland Blvd., Suite 900
Toronto, Ontario M2J 4Y8
(877) 848-8430
Attention: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our Common Stock being offered hereby. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.

In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement, of which this prospectus forms a part, at the SEC’s Internet website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at https://www.venusconcept.com/en-us/. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the Registrant. All amounts are estimates except the Securities and Exchange Commission, or the SEC, registration fee.

Amount
Securities and Exchange Commission registration fee	$1,837
Accounting fees and expenses	$25,000
Legal fees and expenses	$25,000
Printing fees and expenses	$5,000
Total Expenses	$56,837

Item 15. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with each of our current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our amended and restated certificate of incorporation and our amended and restated bylaws and to provide additional procedural protections. The indemnification provisions in our amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

We maintain insurance policies under which our directors and executive officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.

Item 16. Exhibits

(a)	Exhibits

Incorporated by Reference to Filings Indicated
Exhibit No.	Exhibit Description	Form	Exhibit No.	Filing Date	Provided Herewith

5.1	Opinion of Reed Smith LLP.				X

10.1	Securities Exchange and Registration Rights Agreement as of December 8, 2020 by and among the Company, Venus Concept USA Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and the Investors signatory thereto. (Incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K filed on December 15, 2020).	8-K/A	10.9	12/15/2020

23.1	Consent of Deloitte LLP, independent registered public accounting firm.				X

23.2	Consent of MNP LLP, independent registered public accounting firm.				X

23.3	Consent of Reed Smith LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney (included on the signature page hereto).				X

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, on this 29th day of January, 2021.

VENUS CONCEPT INC.

By:	/s/ Domenic Serafino
Name:	Domenic Serafino
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Domenic Serafino and Dominic Della Penna as his or her true and lawful attorney-in-facts and agents, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other registration statements for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Domenic Serafino	Chief Executive Officer and Director	January 29, 2021
Domenic Serafino	(Principal Executive Officer)

/s/ Domenic Della Penna	Chief Financial Officer (Principal	January 29, 2021
Domenic Della Penna	Financial and Accenting Officer)

/s/ Scott Barry	Chairman and Director	January 29, 2021
Scott Barry

/s/ Garheng Kong, M.D.	Director	January 29, 2021
Garheng Kong, M.D.

/s/ Louise Lacchin		January 29, 2021
Louise Lacchin	Director

/s/ Fritz LaPorte	Director	January 29, 2021
Fritz LaPorte

/s/ Anthony Natale, M.D.	Director	January 29, 2021
Anthony Natale, M.D.

/s/ Keith Sullivan	Director	January 29, 2021
Keith Sullivan